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                                  EXHIBIT 23(i)

                             LEGAL COUNSEL'S CONSENT


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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
                       555 South Flower Street, 23rd Floor
                          Los Angeles, California 90071
                            Telephone (213) 683-6000
                            Facsimile (213) 627-0705
                              Internet www.phjw.com

January 25, 2002

CNI Charter Funds
400 North Roxbury Drive
Beverly Hills, California 90210

Re: CNI Charter Funds (the "Trust")

Ladies and Gentlemen:

We hereby consent to the continued use in Post-Effective Amendment No. 20 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission of (i) our opinion given on February 29, 2000 respecting the legality of the shares of beneficial interest for the CNI Charter Prime Money Market Fund, the CNI Charter Government Money Market Fund, the CNI Charter California Tax Exempt Money Fund, the CNI Charter Large Cap Growth Equity Fund, the CNI Charter Large Cap Value Equity Fund, the CNI Charter Corporate Bond Fund, the CNI Charter Government Bond Fund, the CNI Charter California Tax Exempt Bond Fund and the CNI Charter High Yield Bond Fund series of the Trust,
(ii) our opinion given on August 25, 2000 respecting the legality of the shares of beneficial interest of the CNI Charter Technology Growth Fund series of the Trust, and (iii) our opinion given on August 2, 2001 respecting the legality of the shares of beneficial interest of the RCB Small Cap Value Fund series of the Trust.

Our February 29, 2000 opinion was filed as an exhibit to Post-Effective Amendment No. 13 to the Trust's Registration Statement on February 29, 2000, our August 25, 2000 opinion was filed as an exhibit to Post-Effective Amendment No. 15 to the Trust's Registration Statement on August 25, 2000, and our August 2, 2001 opinion was filed as an exhibit to Post-Effective Amendment No. 18 to the Trust's Registration Statement on August 3, 2001.

Very truly yours,
/s/ Paul, Hastings, Janofsky & Walker LLP